As filed with the Securities and Exchange Commission on December 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3698422
(State or other jurisdiction of of incorporation or organization)	(IRS Employer Identification No.)

14282 Franklin Avenue
Tustin, California	92780-7017
(Address of principal executive offices)	(Zip Code)

2011 Stock Incentive Plan

(Full title of the plan)

Paul J. Lytle

Chief Financial Officer

14282 Franklin Avenue

Tustin, California 92780-7017

(714) 508-6000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Common Stock, $0.001 par value To be issued under the 2011 Stock Incentive Plan, as amended	7,000,000 shares	$ 1.30	$ 9,100,000	$ 1,172.08

TOTAL	7,000,000 shares		$ 9,100,000	$ 1,172.08

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock that may become issuable under the 2011 Stock Incentive Plan, as amended effective October 18, 2012 and October 17, 2013 (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or similar adjustments.

(2)	This Registration Statement covers 7,000,000 additional shares of common stock, par value $0.001 per share, of Peregrine Pharmaceuticals, Inc. (the “Registrant” or the “Company”) available for issuance pursuant to awards under the 2011 Plan.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) based upon the average of the high and low sales prices of the Company's common stock as reported on the NASDAQ Capital Market on December 10, 2013.

(4)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the 7,000,000 additional shares to be registered under this Registration Statement for the 2011 Plan. Registration Statements on Form S-8 have been filed previously on December 12, 2011 (File No. 333-178452) and December 12, 2012 (File No. 333-185423) covering 3,500,000 and 8,000,000 shares of common stock, respectively, reserved for issuance pursuant to awards under the 2011 Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on December 12, 2011 (File No. 333-178452) and December 12, 2012 (File No. 333-185423) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the 2011 Stock Incentive Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 7,000,000 shares of common stock, par value $0.001 per share, of Peregrine Pharmaceuticals, Inc., which may be awarded under the Company’s 2011 Stock Incentive Plan pursuant to an amendment of such plan authorized by the Stockholders of the Registrant on October 17, 2013.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents filed by Peregrine Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of filing:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013, as filed with the SEC on July 11, 2013.

2.	The Company's Definitive Proxy Statement with respect to the 2013 Annual Meeting of Stockholders held on October 17, 2013, as filed with the SEC on August 26, 2013.

3.	The Company’s Quarterly Report on Form 10-Q for the quarterly periods ended July 31, 2013 and October 31, 2013, as filed with the SEC on September 9, 2013, and December 10, 2013, respectively.

4.	The Company’s Current Reports on Form 8-K filed on May 8, 2013, May 20, 2013, June 3, 2013, June 27, 2013, July 11, 2013, September 9, 2013, October 17, 2013, October 18, 2013, and December 10, 2013.

5.	The description of the Company’s Common Stock, $0.001 par value (the “Common Stock”), is contained in the Company’s Registration Statements on Form 8-A and Form 8-B (Registration of Successor Issuers) including any amendments or reports filed for the purpose of updating such information.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.21	Second Amendment to the 2011 Stock Incentive Plan (Incorporated by reference to Exhibit A to Registrant's Definitive Proxy Statement filed with the SEC on August 26, 2013)

5.1	Opinion of Counsel *

23.1	Consent of Independent Registered Public Accounting Firm *

23.2	Consent of Counsel (included in Exhibit 5.1) *

24.1	Power of Attorney (included in this Registration Statement under “Signatures”) *

* Filed herewith

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on December 12, 2013.

PEREGRINE PHARMACEUTICALS, INC.

By: /s/ Steven W. King

Steven W. King,

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Steven W. King and Paul J. Lytle, and each of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the Offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Steven W. King	President and Chief Executive Officer	December 12, 2013
Steven W. King	(Principal Executive Officer), and Director

/s/ Paul J. Lytle	Chief Financial Officer	December 12, 2013
Paul J. Lytle	(Principal Financial and Principal Accounting Officer)

/s/ Carlton M. Johnson	Director	December 12, 2013
Carlton M. Johnson

/s/ Eric S. Swartz	Director	December 12, 2013
Eric S. Swartz

/s/ David H. Pohl	Director	December 12, 2013
David H. Pohl

4